UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02 Results of Operations and Financial Condition

        On July 21, 2005, Provident Financial Holdings, Inc. issued its earnings release for the fourth quarter ended June 30, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)        Exhibits

             99.1    Earnings Release of Provident Financial Holdings, Inc. dated July 21, 2005.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2005                                        PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                     /s/ Craig G. Blunden
                                                                    Craig G. Blunden
                                                                    Chairman, President and Chief Executive Officer
                                                                    (Principal Executive Officer)

                                                                     /s/ Donavon P. Ternes
                                                                     Donavon P. Ternes
                                                                     Chief Financial Officer
                                                                     (Principal Financial and Accounting Officer)


EXHIBIT 99.1


3756 Central Avenue                                                               Contacts:
Riverside, CA 92506                                                                Craig G. Blunden, CEO
(951) 686 - 6060                                                                        Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC. REPORTS
RECORD FISCAL YEAR EARNINGS

Fiscal Year Net Income Increases 24%

Fiscal Year EPS of $2.64, Up 26%

Fiscal Year ROE Rises to 16.1%

        Riverside, Calif. - July 21, 2005 - Provident Financial Holdings, Inc. ("Company"), Nasdaq: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced strong earnings for the fourth quarter and record earnings for the fiscal year ended June 30, 2005.

        For the quarter ended June 30, 2005, the Company reported net income of $4.83 million, or 68 cents per diluted share (on 7.08 million weighted-average shares outstanding), compared to net income of $4.28 million, or 60 cents per diluted share (on 7.19 million weighted-average shares outstanding), in the comparable period a year ago. The decrease in weighted-average shares outstanding reflects the activity in the Company's stock repurchase program.

        "I am very pleased to report record fiscal year earnings today and to recognize the outstanding efforts of our dedicated and knowledgeable employees who have made these results possible," said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company. "We continue to post outstanding results because our


employees have done a tremendous job in serving the needs of our customers and implementing our business plan which relies on organic growth from the fast growing Inland Empire region of Southern California."

        Return on average assets for the fourth quarter of fiscal 2005 was 1.22 percent, compared to 1.29 percent for the same period of fiscal 2004. Return on average stockholders' equity for the fourth quarter of fiscal 2005 was 15.93 percent, compared to 15.47 percent for the comparable period of fiscal 2004.

      On a sequential quarter basis, net income for the fourth quarter of fiscal 2005 increased by $250,000 to $4.83 million, or five percent, from $4.58 million in the third quarter of fiscal 2005; and diluted earnings per share increased 4 cents to 68 cents, or six percent, from 64 cents in the third quarter of fiscal 2005. Return on average assets increased 2 basis points to 1.22 percent for the fourth quarter of fiscal 2005 from 1.20 percent in the third quarter of fiscal 2005, and return on average equity increased 45 basis points to 15.93 percent for the fourth quarter of fiscal 2005 from 15.48 percent in the third quarter of fiscal 2005.

        For the fiscal year ended June 30, 2005, net income was $18.70 million, an increase of 24 percent from net income of $15.07 million for the fiscal year ended June 30, 2004; and diluted earnings per share for the fiscal year ended June 30, 2005 increased by $0.55, or 26 percent, to $2.64 from $2.09 for the comparable period last year. Return on average assets for the fiscal year ended June 30, 2005 was 1.25 percent, compared to 1.17 percent for the fiscal year ended June 30, 2004. Return on average stockholders' equity for the fiscal year ended June 30, 2005 was 16.10 percent, compared to 14.13 percent for the fiscal year ended June 30, 2004.


        Net interest income before provision for loan losses increased $1.74 million, or 18 percent, to $11.16 million in the fourth quarter of fiscal 2005 from $9.42 million for the comparable period in fiscal 2004. Non-interest income increased $51,000, or one percent, to $6.46 million in the fourth quarter of fiscal 2005 from $6.41 million in the comparable period of fiscal 2004. Non-interest expense increased $1.32 million, or 17 percent, to $8.92 million in the fourth quarter of fiscal 2005 from $7.60 million in the comparable period in fiscal 2004.

        The average balance of loans outstanding increased by $275.9 million to $1.26 billion in the fourth quarter of fiscal 2005 from $979.5 million in the same quarter of fiscal 2004 and the average yield increased by 19 basis points to 5.81 percent in the fourth quarter of fiscal 2005 from an average yield of 5.62 percent in the same quarter of fiscal 2004. Total portfolio loan originations (including loans purchased for investment) in the fourth quarter of fiscal 2005 were $169.0 million, which consisted primarily of single-family, multi-family, commercial real estate and construction loans. This compares to total portfolio loan originations (including loans purchased for investment) of $136.9 million in the fourth quarter of fiscal 2004. The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $77.6 million, or 32 percent, to $318.2 million at June 30, 2005 from $240.6 million at June 30, 2004. The ratio of preferred loans to total portfolio loans was 28 percent at June 30, 2005, unchanged from June 30, 2004. Loan prepayments in the fourth quarter of fiscal 2005 were $126.2 million, compared to $143.4 million in the same quarter of fiscal 2004.


        The average balance of deposits increased by $80.6 million to $933.4 million and the average cost of deposits increased by 41 basis points to 1.95 percent in the fourth quarter of fiscal 2005, compared to an average balance of $852.8 million and an average cost of 1.54 percent in the same quarter last year. Transaction account balances (core deposits) decreased by $76.6 million, or 14 percent, to $484.3 million at June 30, 2005 from $560.9 million at June 30, 2004. The decrease is attributable to a decline in money market and savings accounts, partially offset by an increase in checking accounts. Time deposits increased by $144.2 million at June 30, 2005 to $434.3 million as compared to $290.1 million at June 30, 2004. The increase is primarily attributable to the Company's successful time deposit marketing campaigns designed to lock-in fixed rate deposits during a rising interest rate environment.

        The average balance of Federal Home Loan Bank ("FHLB") advances increased by $165.6 million to $503.6 million, and the average cost of advances increased 3 basis points to 3.94 percent in the fourth quarter of fiscal 2005, compared to an average balance of $338.0 million and an average cost of 3.91 percent in the same quarter of fiscal 2004. The increase in the average cost of FHLB advances was primarily attributable to recent short-term interest rate increases.

        The net interest margin during the fourth quarter of fiscal 2005 decreased 5 basis points to 2.90 percent, compared to 2.95 percent during the same quarter last year. For the fiscal year ended June 30, 2005, the net interest margin decreased 1 basis point to 2.96 percent, compared to 2.97 percent for the fiscal year ended June 30, 2004. On a sequential quarter basis, the net interest margin in the fourth quarter of fiscal 2005 decreased by 8 basis points from 2.98 percent in the third quarter of fiscal 2005.


        During the fourth quarter of fiscal 2005, the provision for loan losses was $335,000, compared to $130,000 during the same period of fiscal 2004. The increase in the provision was primarily attributable to loan portfolio growth. The allowance for loan losses is considered sufficient to absorb potential losses inherent in loans held for investment.

        The increase in non-interest income in the fourth quarter of fiscal 2005 compared to the same period of fiscal 2004 was primarily the result of an increase in the gain on sale of loans. The gain on sale of loans increased by $209,000, or four percent, to $5.06 million, which was primarily attributable to a higher volume of loans originated for sale, partly offset by a lower average loan sale margin. The mortgage banking loan sale margin was 140 basis points in the fourth quarter of fiscal 2005, down from 154 basis points in the prior year. On a sequential quarter basis, the mortgage banking loan sale margin in the fourth quarter of fiscal 2005 increased by 25 basis points from 115 basis points in the prior quarter, largely the result of a smaller unfavorable fair value adjustment required by Statement of Financial Accounting Standards ("SFAS") No. 133 and a better product mix. The volume of loans originated for sale remained strong, $342.1 million in the fourth quarter of fiscal 2005 as compared to $323.0 million during the same period last year, the result of relatively low mortgage interest rates and continued strength in the Southern California real estate market. Total loan originations (loans originated for investment, loans originated for sale and loans purchased for investment) were $511.1 million in the fourth quarter of fiscal 2005, up from $459.9 million in the same quarter of fiscal 2004.


        In the fourth quarter of fiscal 2005, the fair-value adjustment of derivative financial instruments pursuant to SFAS No. 133 on the consolidated statement of operations was an unfavorable $1,000 compared to a favorable adjustment of $192,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and results in timing differences in the recognition of income, which may have an adverse impact on future earnings.

        Non-interest expense for the fourth quarter of fiscal 2005 increased $1.32 million, or 17 percent, to $8.92 million from $7.60 million in the same quarter in fiscal 2004. The increase in non-interest expense was primarily the result of an increase in variable expenses related to loan production volume in both business segments (community banking and mortgage banking), the $320,000 expense associated with the accelerated vesting of certain stock options and the additional expenses associated with Sarbanes-Oxley compliance requirements. Third-party expenses related to Sarbanes-Oxley compliance for the fourth quarter and fiscal year were approximately $278,000 and $632,000, respectively; compared to $14,000 for the fourth quarter of fiscal 2004 and $14,000 for fiscal 2004. The Company's efficiency ratio increased to 51 percent in the fourth quarter of fiscal 2005 from 48 percent in the fourth quarter of fiscal 2004. For the fiscal year ended June 30, 2005 the efficiency ratio improved to 49 percent from 51 percent in fiscal 2004.

        Non-performing assets decreased to $590,000, or 0.04 percent of total assets, at June 30, 2005, compared to $1.1 million, or 0.08 percent of total assets, at June 30, 2004.


The allowance for loan losses was $9.2 million at June 30, 2005, or 0.81 percent of gross loans held for investment, compared to $7.6 million, or 0.88 percent of gross loans held for investment, at June 30, 2004.

        The effective income tax rate for the fourth quarter of fiscal 2005 was 42.2 percent as compared to 47.1 percent for the same quarter last year. For fiscal 2005, the effective tax rate was 42.9 percent as compared to 43.7 percent for fiscal 2004. The Company believes that the effective income tax rate applied in the fourth quarter and the twelve months of fiscal 2005 reflects its current income tax obligations and anticipates the effective income tax rate for fiscal 2006 to be approximately 43.5 percent.

        The Company purchased 66,900 shares of its common stock during the quarter ended June 30, 2005 at an average cost of $27.26 per share. For fiscal 2005, the Company purchased 205,370 shares of its common stock at an average cost of $25.20 per share. To date, no shares have been purchased under the stock repurchase program announced in June 2005.

        The Bank currently operates 12 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire) and 13 Provident Bank Mortgage loan production offices located throughout Southern California. During the fourth quarter of fiscal 2005, the Bank opened loan production offices in Temecula, California (May 2005, existing facility) and San Diego, California (June 2005, new facility).

        The Company will host a conference call for institutional investors and bank analysts on Friday, July 22, 2005 at 10:00 a.m. (Pacific Time Zone) to discuss its financial results. Access to the conference call can be gained by dialing (800) 553-0358 and requesting the Provident Financial Holdings Earnings Release Conference Call. An


audio replay of the conference call will be available through Friday, July 29, 2005 by dialing (800) 475-6701 and referencing access code number 788669.

        For more financial information about the Company, please visit the website at www.myprovident.com and click on the Investor Relations section.

Safe-Harbor Statement

Certain matters in this News Release and the Conference Call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial service providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2004.


PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - Dollars In Thousands)
	June 30, 2005	June 30, 2004

Assets
Cash and cash equivalents	$ 25,902	$ 38,349
Investment securities - held to maturity
(fair value $51,327 and $61,250, respectively).	52,228	62,200
Investment securities - available for sale at fair value	180,204	190,380
Loans held for investment, net of allowance for loan losses of
$9,215 and $7,614, respectively	1,131,905	862,535
Loans held for sale, at lower of cost or market	5,691	20,127
Receivable from sale of loans	167,813	86,480
Accrued interest receivable	6,294	4,961
Real estate held for investment, net	9,853	10,176
Federal Home Loan Bank stock	37,130	27,883
Premises and equipment, net	7,443	7,912
Prepaid expenses and other assets	7,659	8,032

Total assets	$ 1,632,122	$ 1,319,035

Liabilities and Stockholders' Equity
Liabilities:
Non-interest bearing deposits	$ 48,173	$ 41,551
Interest bearing deposits	870,458	809,488
Total deposits	918,631	851,039

Borrowings	560,845	324,877
Accounts payable, accrued interest and other liabilities	29,657	33,137
Total liabilities	1,509,133	1,209,053

Stockholders' equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued and outstanding
	-	-
Common stock, $.01 par value; authorized 15,000,000 shares; issued 11,973,340 and 11,898,565 shares, respectively; outstanding 6,956,815 and 7,091,719 shares, respectively

	120	119
Additional paid-in capital	59,497	57,186
Retained earnings	126,381	111,329
Treasury stock at cost (5,016,525 and 4,806,846 shares, respectively)
	(62,046)	(56,753)
Unearned stock compensation	(1,272)	(1,889)
Accumulated other comprehensive income (loss), net of tax	309	(10)

Total stockholders' equity	122,989	109,982

Total liabilities and stockholders' equity	$ 1,632,122	$ 1,319,035


PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended June 30,		Twelve Months Ended June 30,

	2005	2004	2005	2004

Interest income:
Loans receivable, net	$ 18,228	$ 13,767	$ 65,734	$ 53,216
Investment securities	1,975	1,913	8,268	7,978
Federal Home Loan Bank stock	405	268	1,445	938
Interest earning deposits	30	8	48	19
Total interest income	20,638	15,956	75,495	62,151

Interest expense:
Checking and money market deposits	291	290	1,170	1,365
Savings deposits	1,001	1,278	4,484	5,267
Time deposits	3,244	1,687	10,508	6,688
Borrowings	4,947	3,282	16,820	12,599
Total interest expense	9,483	6,537	32,982	25,919

Net interest income	11,155	9,419	42,513	36,232
Provision for loan losses	335	130	1,641	819
Net interest income after provision for loan losses	10,820	9,289	40,872	35,413

Non-interest income:
Loan servicing and other fees	500	671	1,675	2,292
Gain on sale of loans, net	5,058	4,849	18,706	14,346
Real estate operations, net	28	30	400	251
Deposit account fees	459	454	1,789	1,986
Gain on sale of investment securities	-	-	384	-
Other	413	403	1,464	1,278
Total non-interest income	6,458	6,407	24,418	20,153

Non-interest expense:
Salaries and employee benefits	5,953	5,036	21,633	19,063
Premises and occupancy	770	631	2,735	2,461
Equipment	368	440	1,523	1,719
Professional expenses	450	222	1,225	826
Sales and marketing expenses	217	205	895	912
Other	1,160	1,066	4,503	3,799
Total non-interest expense	8,918	7,600	32,514	28,780

Income before taxes	8,360	8,096	32,776	26,786
Provision for income taxes	3,530	3,813	14,077	11,717
Net income	$ 4,830	$ 4,283	$ 18,699	$ 15,069

Basic earnings per share	$ 0.73	$ 0.64	$ 2.84	$ 2.24
Diluted earnings per share	$ 0.68	$ 0.60	$ 2.64	$ 2.09
Cash dividends per share	$ 0.14	$ 0.10	$ 0.52	$ 0.33

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Unaudited - Dollars in Thousands, Except Earnings Per Share)
	Quarter Ended
	June 30,	March 31,
	2005	2005
Interest income:
Loans receivable, net	$ 18,228	$ 17,057
Investment securities	1,975	2,089
Federal Home Loan Bank stock	405	367
Interest-earning deposits	30	7
Total interest income	20,638	19,520

Interest expense:
Checking and money market deposits	291	290
Savings deposits	1,001	1,076
Time deposits	3,244	2,777
Borrowings	4,947	4,346
Total interest expense	9,483	8,489

Net interest income	11,155	11,031
Provision for loan losses	335	404
Net interest income after provision for loan losses	10,820	10,627

Non-interest income:
Loan servicing and other fees	500	326
Gain on sale of loans, net	5,058	4,187
Real estate operations, net	28	101
Deposit account fees	459	455
Other	413	301
Total non-interest income	6,458	5,370

Non-interest expense:
Salaries and employee benefits	5,953	5,289
Premises and occupancy	770	661
Equipment	368	364
Professional expenses	450	270
Sales and marketing expenses	217	227
Other	1,160	1,136
Total non-interest expense	8,918	7,947

Income before taxes	8,360	8,050
Provision for income taxes	3,530	3,470
Net income	$ 4,830	$ 4,580

Basic earnings per share	$ 0.73	$ 0.69
Diluted earnings per share	$ 0.68	$ 0.64
Cash dividends per share	$ 0.14	$ 0.14


PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	Quarter Ended June 30,		Twelve Months Ended June 30,
	2005	2004	2005	2004
SELECTED FINANCIAL RATIOS:
Return on average assets	1.22%	1.29%	1.25%	1.17%
Return on average stockholders' equity	15.93%	15.47%	16.10%	14.13%
Stockholders' equity to total assets	7.54%	8.34%	7.54%	8.34%
Net interest spread	2.72%	2.79%	2.80%	2.82%
Net interest margin	2.90%	2.95%	2.96%	2.97%
Efficiency ratio	50.63%	48.02%	48.58%	51.04%
Average interest earning assets to average
interest bearing liabilities	107.05%	107.10%	107.01%	107.01%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.73	$ 0.64	$ 2.84	$ 2.24
Diluted earnings per share	$ 0.68	$ 0.60	$ 2.64	$ 2.09
Book value per share	$ 17.68	$ 15.51	$ 17.68	$ 15.51
Shares used for basic EPS computation	6,588,359	6,708,176	6,592,652	6,732,954
Shares used for diluted EPS computation	7,076,071	7,189,009	7,095,004	7,208,843
Total shares issued and outstanding	6,956,815	7,091,719	6,956,815	7,091,719

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.05%	0.13%
Non-performing assets to total assets	0.04%	0.08%
Allowance for loan losses to non-performing loans	1,561.86%	701.75%
Allowance for loan losses to gross loans held for
investment	0.81%	0.88%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	6.56%	6.90%
Tier 1 (core) capital ratio	6.56%	6.90%
Total risk-based capital ratio	11.21%	12.39%
Tier 1 risk-based capital ratio	10.29%	11.40%

LOANS ORIGINATED FOR SALE (In Thousands):
Retail originations	$ 121,581	$ 129,079	$ 397,057	$ 484,411
Wholesale originations	220,550	193,885	888,780	626,988
Total loans originated for sale	$ 342,131	$ 322,964	$ 1,285,837	$1,111,399

LOANS SOLD (In Thousands):
Servicing released	$ 332,255	$ 265,113	$ 1,232,682	$ 905,532
Servicing retained	15,820	54,786	81,711	221,279
Total loans sold	$ 348,075	$ 319,899	$ 1,314,393	$ 1,126,811

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)
	As of June 30,
	2005		2004
	Balance	Rate	Balance	Rate
INVESTMENT SECURITIES:
Held to maturity:
U.S. government sponsored enterprise debt securities	$ 51,028	2.82%	$ 59,199	2.87%
U.S. government MBS	4	10.22	5	11.73
Corporate bonds	996	6.80	2,796	7.04
Certificates of deposit	200	2.88	200	1.05
Total investment securities held to maturity	52,228	2.90	62,200	3.05

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	24,399	2.86	24,315	2.86
U.S. government MBS	56,377	3.95	17,533	3.42
U.S. government sponsored enterprise MBS	91,748	3.72	137,329	3.74
Private issue CMO	7,266	3.65	10,416	3.67
Freddie Mac common stock	391		759
Fannie Mae common stock	23		28
Total investment securities available for sale	180,204	3.66	190,380	3.58
Total investment securities	$ 232,432	3.49%	$ 252,580	3.45%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 808,732	5.43%	$ 620,087	5.33%
Multi-family (5 or more units)	119,715	5.63	68,804	5.60
Commercial real estate	122,354	6.56	99,919	6.43
Construction	155,975	7.21	136,265	5.45
Commercial business	15,268	7.37	13,770	6.70
Consumer	778	9.03	730	8.58
Other	10,767	7.73	7,371	6.77
Total loans held for investment	1,233,589	5.83%	946,946	5.51%

Undisbursed loan funds	(95,162)		(78,137)
Deferred loan costs	2,693		1,340
Allowance for loan losses	(9,215)		(7,614)
Total loans held for investment, net	$1,131,905		$ 862,535

Purchased loans serviced by others included above	$ 63,858	6.27%	$ 43,644	5.74%

DEPOSITS :
Checking accounts - non-interest bearing	$ 48,173	-%	$ 41,551	-%
Checking accounts - interest bearing	127,883	0.52	123,621	0.52
Savings accounts	267,207	1.44	348,911	1.46
Money market accounts	41,058	1.19	46,858	1.06
Time deposits	434,310	3.12	290,098	2.49
Total deposits	$ 918,631	2.02%	$ 851,039	1.58%

Note: The interest rate described in the rate column is the weighted-average interest rate of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)
	As of June 30,
	2005		2004
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 150,000	3.38%	$ 39,000	1.42%
Six month or less	5,000	2.61	25,000	5.92
Over six to twelve months	22,000	3.69	5,000	6.50
Over one to two years	20,000	2.95	27,000	3.49
Over two to three years	107,000	3.71	15,000	2.65
Over three to four years	30,000	3.45	72,000	3.76
Over four to five years	72,000	4.02	30,000	3.45
Over five years	154,845	4.90	111,877	5.00
Total borrowings	$ 560,845	3.94%	$ 324,877	4.01%

	Quarter Ended		Twelve months Ended
	June 30,		June 30,
	2005	2004	2005	2004
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 1,255,372	$ 979,509	$ 1,146,073	$ 915,894
Investment securities	241,816	264,752	256,729	276,436
FHLB stock	36,675	27,750	32,778	24,012
Interest earning deposits	4,357	3,341	2,105	1,793
Total interest earning assets	$ 1,538,220	$ 1,275,352	$ 1,437,685	$ 1,218,135

Deposits	$ 933,361	$ 852,817	$ 912,105	$ 815,626
Borrowings	503,562	338,002	431,430	322,745
Total interest bearing liabilities	$ 1,436,923	$ 1,190,819	$ 1,343,535	$ 1,138,371

	Quarter Ended		Twelve months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	5.81%	5.62%	5.74%	5.81%
Investment securities	3.27%	2.89%	3.22%	2.89%
FHLB stock	4.42%	3.86%	4.41%	3.91%
Interest earning deposits	2.75%	0.96%	2.28%	1.06%
Total interest earning assets	5.37%	5.00%	5.25%	5.10%

Deposits	1.95%	1.54%	1.77%	1.63%
Borrowings	3.94%	3.91%	3.90%	3.90%
Total interest bearing liabilities	2.65%	2.21%	2.45%	2.28%

(1)Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
